PURE Bioscience Reports Fiscal First Quarter 2026

Financial Results

EL CAJON, Calif. – PURE Bioscience, Inc. (OTCQB: PURE) (“PURE,” the “Company” or “we”), creator of the patented non-toxic silver dihydrogen citrate (SDC) antimicrobial, today reported financial results for the fiscal first quarter ended October 31, 2025.

Summary of Results of Operations – Fiscal First Quarter

●	Net product sales were $707,000 and $555,000 for the fiscal first quarter ended October 31, 2025 and 2024, respectively. The increase of $152,000 was attributable to increased sales across our end-user customer base.
●	Net loss for the fiscal first quarter ended October 31, 2025, was $464,000, compared to $689,000 for the fiscal first quarter ended October 31, 2024.
●	Net loss, excluding share-based compensation, for the fiscal first quarter ended October 31, 2025, was $430,000, compared to $632,000 for the fiscal first quarter ended October 31, 2024.
●	Net loss per share was ($0.00) and ($0.01) for the fiscal first quarter ended October 31, 2025 and 2024, respectively.

As an update to the press release dated October 29, 2025, the Company is pleased to report continued momentum across its key markets. The Company has made significant strides in expanding its presence within the produce industry. Sales of its seasonal direct food-contact solution, PURE Control, continue to grow, and the product is now actively being used to treat leafy greens destined for commercial sale, marking an important milestone in market adoption and customer confidence. The Company has also experienced growth in the transportation industry, leveraging its new SDC-powered sanitation technology and equipment to major trucking fleets through its key distribution partners.

Jeff Kitchell, President, stated, “Our fiscal first quarter year-over-year sales growth shows the progress we have made with our direct customers and distribution network. We are continuing to grow our core produce business. At the same time, we are working closely with our distribution partners in the beverage and dairy industry to roll out our new membrane treatment solutions.”

About PURE Bioscience, Inc.

PURE is committed to redefining chemical safety through its innovative technology. With a focus on efficacy and effectiveness, PURE develops advanced solutions that meet the highest safety standards and produce best-in-class results for its consumers and distributors. PURE continues to focus on developing and commercializing our proprietary antimicrobial products, primarily in the food and beverage industry. We provide solutions to combat the health and environmental challenges posed by pathogens and ensure hygienic control. Our technology platform is based on patented, stabilized ionic silver, and our products contain silver dihydrogen citrate, better known as SDC. This broad-spectrum, non-toxic antimicrobial agent formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity, and the mitigation of bacterial resistance. Additional information on PURE is available at www.purebio.com.

Forward-looking Statements: Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Statements in this press release, including quotes from management, concerning the Company’s expectations, plans, business outlook, future performance, future potential revenues, expected results of the Company’s marketing efforts, the execution of contracts under negotiation, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans; acceptance of the Company’s current and future products and services in the marketplace, including the Company’s ability to convert successful evaluations and tests for PURE products into customer orders and customers continuing to place product orders as expected and to expand their use of the Company’s products; the Company’s ability to maintain relationships with its partners and other counterparties; the Company’s ability to generate sufficient revenues and reduce its operating expenses in order to reach profitability; the Company’s ability to raise the funding required to support its continued operations and the implementation of its business plan; the ability of the Company to develop effective new products and receive required regulatory approvals for such products, including the required data and regulatory approvals required to use its SDC-based technology; competitive factors, including customer acceptance of the Company’s SDC-based products that are typically more expensive than existing treatment chemicals; dependence upon third-party vendors, including to manufacture its products; and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission (the SEC), including its Form 10-K for the fiscal year ended July 31, 2025 and Form 10Q for the fiscal first quarter ended October 31, 2025. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact:

Mark Elliott, VP Finance

PURE Bioscience, Inc.

PURE Bioscience, Inc.

Condensed Consolidated Balance Sheets

	October 31, 2025	July 31, 2025
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$434,000	$334,000
Accounts receivable	389,000	474,000
Inventories, net	237,000	141,000
Restricted cash	75,000	75,000
Prepaid expenses	41,000	23,000
Total current assets	1,176,000	1,047,000
Property, plant and equipment, net	10,000	11,000
Total assets	$1,186,000	$1,058,000
Liabilities and stockholders’ deficiency
Current liabilities
Accounts payable	$879,000	$784,000
Convertible notes payable to related parties, current	2,104,000	—
Accrued liabilities	176,000	154,000
Total current liabilities	3,159,000	938,000

Convertible notes payable to related parties, non-current	3,573,000	5,236,000
Total liabilities	6,732,000	6,174,000
Commitments and contingencies
Stockholders’ deficiency
Preferred stock, $0.01 par value: 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value: 200,000,000 shares authorized, 111,886,473 shares issued and outstanding at October 31, 2025, and July 31, 2025	1,119,000	1,119,000
Additional paid-in capital	132,793,000	132,759,000
Accumulated deficit	(139,458,000)	(138,994,000)
Total stockholders’ deficiency	(5,546,000)	(5,116,000)
Total liabilities and stockholders’ deficiency	$1,186,000	$1,058,000

PURE Bioscience, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended
	October 31,
	2025	2024
Net product sales	$707,000	$555,000
Royalty revenue	1,000	1,000
Total revenue	708,000	556,000
Cost of goods sold	258,000	231,000
Gross Profit	450,000	325,000
Operating costs and expenses
Selling, general and administrative	743,000	881,000
Research and development	86,000	71,000
Total operating costs and expenses	829,000	952,000
Loss from operations	(379,000)	(627,000)
Other income (expense)
Interest expense, net	(94,000)	(62,000)
Other income, net	9,000	—
Total other income (expense)	(85,000)	(62,000)
Net loss	$(464,000)	$(689,000)
Basic and diluted net loss per share	$(0.00)	$(0.01)
Shares used in computing basic and diluted net loss per share	111,886,473	111,856,473

PURE Bioscience, Inc.

Condensed Consolidated Statement of Stockholders’ Deficiency

(Unaudited)

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficiency
Balance July 31, 2025	111,886,473	$1,119,000	$132,759,000	$(138,994,000)	$(5,116,000)
Share-based compensation expense - stock options	—	—	34,000	—	34,000
Net loss	—	—	—	(464,000)	(464,000)
Balance October 31, 2025 (Unaudited)	111,886,473	$1,119,000	$132,793,000	$(139,458,000)	$(5,546,000)

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficiency
Balance July 31, 2024	111,856,473	$1,119,000	$132,612,000	$(136,595,000)	$(2,864,000)
Share-based compensation expense - stock options	—	—	57,000	—	57,000
Net loss	—	—	—	(689,000)	(689,000)
Balance October 31, 2024 (Unaudited)	111,856,473	$1,119,000	$132,669,000	$(137,284,000)	$(3,496,000)

PURE Bioscience, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	October 31,
	2025	2024
Operating activities
Net loss	$(464,000)	$(689,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	34,000	57,000
Depreciation	1,000	—
Changes in operating assets and liabilities:
Accounts receivable	85,000	(73,000)
Inventories	(96,000)	(16,000)
Prepaid expenses	(18,000)	(20,000)
Accounts payable and accrued liabilities	117,000	178,000
Interest on note payable	91,000	60,000
Net cash used in operating activities	(250,000)	(503,000)
Financing activities
Net proceeds from note payable to related parties	350,000	500,000
Net cash provided by financing activities	350,000	500,000
Net increase (decrease) in cash and cash equivalents, and restricted cash	100,000	(3,000)
Cash and cash equivalents, and restricted cash at beginning of period	409,000	424,000
Cash and cash equivalents, and restricted cash at end of period	$509,000	$421,000
Reconciliation of cash and cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$434,000	$346,000
Restricted cash	75,000	75,000
Total cash and cash equivalents and restricted cash	$509,000	$421,000